Exhibit 1



         We, the undersigned, hereby express our agreement that the attached Amendment No. 4 to Schedule 13D is filed on behalf of each of the undersigned.



Dated: June 19, 1998                              /s/ Floyd D. Gottwald, Jr.
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                                                      Floyd D. Gottwald, Jr.


                                                  /s/ Bruce C. Gottwald
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                                                      Bruce C. Gottwald